UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2004

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Columbia Gateway Drive Suite 400 Columbia, Maryland		21046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 953-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On January 30, 2004, Tennessee Behavioral Health (“TBH”), a wholly owned subsidiary of Magellan Health Services, Inc. (the “Company”) and Premier Behavioral Health Systems of Tennessee (“Premier”), a joint venture between the Company and HCA, Inc., extended their agreements with the State of Tennessee (the “State”) to provide behavioral healthcare services for members of TennCare, the State’s health insurance program for Medicaid recipients and the uninsured, through June 30, 2004 at current rates.  The contracts had been set to expire March 31, 2004, with the implementation of the State’s new region-based program on April 1, 2004.  Also, TBH has executed an agreement with the State to provide behavioral healthcare services for approximately 500,000 individuals in the East region of TennCare in conjunction with the State’s new program.  Such contract is subject to the approval of the Center for Medicaid/Medicare Services, which approval is expected.  The contract becomes effective July 1, 2004 for an initial term that runs through December 31, 2005, and includes a provision for extensions at the State’s option through December 31, 2008.  The contract award was previously announced in November 2003.  In addition, TBH and Premier have agreed with the State that TBH and Premier will continue to serve members in the Middle and West regions from July 1 through December 31, 2004.

The Company adopted, as of December 31, 2003, a new accounting standard, Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities (“FIN 46”), whereby the Company anticipates that it will be required to consolidate Premier’s financial results in its consolidated financial statements effective with the adoption of fresh start reporting in connection with the Company’s emergence from bankruptcy.  The Company previously accounted for Premier under the equity method of accounting, whereby the Company included its share of net income or loss from the joint venture in its statement of operations under the caption “Equity in earnings of unconsolidated subsidiaries”. Under FIN 46, the Company anticipates that it will include the results of operations, including revenue and cost of care, of Premier in 2004.

Including Premier’s results of operations, the Company’s aggregate 2003 revenues from the TennCare program would have approximated $400 million; however, the rates payable in 2004 to TBH and Premier under the contracts for the period beginning July 1, 2004 have not been finalized and State appropriations have not been determined.  Accordingly, the 2004 revenues from the TennCare program are not determinable.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated February 5, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired:	Not applicable.

(b) Pro forma financial information:	Not applicable.

(c) Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated February 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.
(Registrant)

Date: February 5, 2004	/s/ MARK S. DEMILIO
Mark S. Demilio Executive Vice President and Chief Financial Officer